                                                                   Exhibit 10.3

                            NATIONAL INSURANCE GROUP

                            1991 DIRECTOR OPTION PLAN

                        (AS AMENDED THROUGH MAY 23, 1995)


         1. Purposes of the Plan. The purposes of this 1991 Director Option Plan are to attract and retain high caliber personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board. Neither this Plan nor the granting of Options hereunder shall be construed to be any form of employment agreement or a guarantee or commitment of a continuation of directorship of an Optionee.

            All options granted hereunder shall be "nonstatutory stock options".

         2. Definitions. As used herein, the following definitions shall apply:

            (a) "Board" means the Board of Directors of the Company.

            (b) "Code" means the Internal Revenue Code of 1986, as amended.

            (c) "Common Stock" means the Common Stock of the Company.

            (d) "Company" means National Insurance Group, a California corporation.

            (e) "Continuous Status as a Director" means the absence of any interruption or termination of service as a Director.

            (f) "Director" means a member of the Board.

            (g) "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

            (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (i) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of grant, as reported in the Wall Street Journal or such other source as the Board deems reliable;

                (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of grant, as reported in the Wall Street Journal or such other source as the Board deems reliable, or;

                (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

            (j) "Option" means a stock option granted pursuant to the Plan.

            (k) "Optioned Stock" means the Common Stock subject to an Option.

            (l) "Optionee" means an Outside Director who receives an Option.

            (m) "Outside Director" means a Director who is not an Employee.

            (n) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 429(e) of the Internal Revenue Code of 1986.

            (o) "Plan" means this 1991 Director Option Plan.

            (p) "Share" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

            (q) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 429(f) of the Internal Revenue Code of 1986.

         3. Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 325,000 Shares (the "Pool") of Common Stock. The Shares may be authorized but unissued, or reacquired Common Stock.

            If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

         4. Administration of and Grants of Options under the Plan.

            (a) Administrator. Except as otherwise required herein, the Plan shall be administered by the Board.

            (b) Procedure for Grants. The provisions set forth in this Section 4(b) shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All grants of Options hereunder shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

                (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

                (ii) Each Outside Director who is a member of the Board at the close of business on May 24, 1995 and who has been a member of the Board for at least one month prior to such date, shall receive on May 24, 1995 an option to purchase twenty-five thousand (25,000) Shares. Such Option shall become exercisable in installments cumulatively as to twenty-five percent (25%) of the Optioned Stock on May 24, 1996, with one forty-eighth (1/48th) of the Optioned Stock becoming exercisable at the end of each month thereafter.

                (iii) Each individual who becomes an Outside Director, whether by appointment, election, or ceasing to be an Employee Director, on or after May 23, 1995 shall receive an option to purchase fifty thousand (50,000) Shares on the date such individual becomes an Outside Director. Such Option shall become exercisable in installments cumulatively as to twenty-five percent (25%) of the Optioned Stock on the first anniversary date after the date of grant of such Option, with one forty-eighth (1/48th) of the

Optioned Stock becoming exercisable at the end of each month thereafter.

                (iv) Additional terms of each Option granted hereunder shall be as follows:

                     (A) the term of the Option shall be ten (10) years.

                     (B) the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof.

                     (C) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

                (v) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors entitled to receive an Option on the automatic grant date. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through an increase in the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

                Notwithstanding the above, any Option granted hereunder shall be exercisable as follows:

                (vi) For so long as the Common Stock is listed on an established stock exchange or a national market system, including without limitation the National Market System of the NASDAQ System, in the event that the closing sales price of a Share of Common Stock on any trading day, as reported in the Wall Street Journal or such other source as the Board deems reliable, is equal to or exceeds $20.00 (as adjusted for any stock splits, combinations, consolidations or stock distributions or dividends), the Optionee shall thereafter have the right to exercise such Option as to all of the Optioned Stock, including Shares as to which such Option would not otherwise be exercisable. Notwithstanding the foregoing, in the event the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, and in the event that the mean between the high bid and low asked prices for the Common Stock on any trading day, as reported in the Wall Street Journal or such other source as the Board deems reliable, is equal to or exceeds $20.00 (as adjusted for any stock splits, combinations, consolidations or stock distributions or dividends), the Optionee shall thereafter have the right to exercise such Option as to all of the Optioned Stock, including Shares as to which such Option would not otherwise be exercisable.

                (vii) In the event Mark A. Speizer, the Company's Chairman of the Board and Chief Executive Officer, and Howard L. Herman, the Company's President, shall sell or otherwise transfer beneficial ownership of more than 75% of the aggregate number of Shares controlled by them as of May 23, 1995, the Optionee (except for options granted under the Plan to Messrs. Speizer and/or Herman) shall thereafter have the right to exercise such Option as to all of the Optioned Stock, including Shares as to which such Option would not otherwise be exercisable. As of May 23, 1995, Messrs. Speizer and Herman control an aggregate of 1,772,329 Shares, which number of Shares is subject to adjustment in accordance with Section 10 of the Plan.

            (c) Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 2(i) of the Plan, the Fair Market Value of the Common Stock; (ii) to interpret the Plan; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (v) to make all other determinations deemed necessary or advisable for the administration of the Plan.

            (d) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final.

         5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in
Section 4(b) hereof. An Outside Director who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

         The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his directorship at any time.

         6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

         7. Exercise Price and Consideration.

            (a) Exercise Price. The per Share exercise price for Optioned Stock shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

            (b) Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist entirely of (i) cash, (ii) check payable to the Company in United States currency, (iii) other Shares which (x) in the case of Shares acquired upon exercise of an Option have been owned by the Optionee for more than six months on the date of surrender and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or (iv) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

         8. Exercise of Option.

            (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof; provided, however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 16 hereof has been obtained.

            An Option may not be exercised for a fraction of a Share.

            An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 10 of the Plan.

            Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

            (b) Rule 16b-3. Options granted hereunder to Outside Directors shall be administered in accordance with and must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act or any successor rule thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

            (c) Termination of Continuous Status as a Director. In the event an Optionee's Continuous Status as a Director terminates, the Optionee may exercise his or her Option until the expiration of its ten (10) year term, but only to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise an Option at the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

            (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, at any time until the expiration of its ten (10) year term by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of the Optionee's death.

         9. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, rented, leased, transferred, or disposed of in whole or in part in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         10. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the aggregate number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

         In the event of the proposed dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such proposed action. The Board shall declare that any Option shall terminate as of such date and give each Optionee the right to exercise his Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

         In the event of a merger of the Company with or into another corporation, or the sale of all or substantially all of the assets of the Company, or any other corporate reorganization, in which consolidation, merger, sale of assets or reorganization the shareholders of the Company immediately prior to such transaction will not hold (by virtue of the securities issued in such transaction) at least fifty percent (50%) of the voting power of the surviving, continuing or purchasing entity (a "Change in Control"), the Optionee shall have the right to exercise such Option as to all of the Optioned Stock, including Shares as to which such Option would not otherwise be exercisable. The Board shall notify the Optionee at least ten (10) days prior to a Change in Control of such vesting acceleration, after which the Options, to the extent not previously exercised, shall terminate.

         11. Amendment and Termination of the Plan.

             (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as is required.

             (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

         12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

         13. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

             As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

             Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         15. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

         16. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company at or prior to the first annual meeting of shareholders held subsequent to the first granting of an Option hereunder. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.

                                      -10-